UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2012

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Item 8.01 Other Events.
On August 6, 2012, Alaska Communications Systems Group, Inc. ("ACS") filed a Current Report on Form 8-K (the "Original Form 8-K") disclosing certain information concerning the Asset Purchase and Contribution Agreement (the "Contribution Agreement") dated as of June 4, 2012 that ACS entered into with General Communication, Inc., an Alaska corporation ("GCI"), ACS Wireless, Inc., an Alaska corporation and wholly owned subsidiary of ACS (the "ACS Member"), GCI Wireless Holdings, LLC, an Alaska limited liability company and wholly owned subsidiary of GCI (the "GCI Member") and The Alaska Wireless Network, LLC, a Delaware limited liability company ("AWN"), and the form of First Amended and Restated Operating Agreement of AWN (the "Operating Agreement") that ACS, GCI, the ACS Member, the GCI Member and AWN will enter into in connection with the closing of the transactions contemplated by the Contribution Agreement. ACS filed an amendment to the Original Form 8-K on October 4, 2012 (the "First Amendment"). ACS is filing this second amendment to the Original Form 8-K to incorporate by reference the Current Report on Form 8-K by ACS on August 1, 2012, including the presentation referenced therein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 2.1* Asset Purchase and Contribution Agreement, dated as of June 4, 2012, among Alaska Communications Systems Group, Inc., General Communication, Inc., ACS Wireless, Inc., GCI Wireless Holdings, LLC and The Alaska Wireless Network, LLC, with Form of First Amended and Restated Operating Agreement of The Alaska Wireless Network, LLC among The Alaska Wireless Network, LLC, GCI Wireless Holdings, LLC, ACS Wireless, Inc., Alaska Communications Systems Group, Inc. and General Communication, Inc. attached thereto as Exhibit A (portions of this Exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934)

* Previously filed with the First Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

October 22, 2012	By:	/s/Lars Danner

Name: Lars Danner
Title: Assistant Corporate Secretary